EXHIBIT 8.1




                       [Roberts & Holland LLP Letterhead]












                                                          March 26, 1998



River Bank America
645 Fifth Avenue, 8th Floor
New York, NY  10022

                  Re:      Federal Income Tax Characterization
                           of the Proposed River Bank Restructuring
                           ----------------------------------------

Gentlemen:

                  You have requested our opinion with respect to the characterization of the Reorganization of River Bank America for Federal income tax purposes. Any capitalized terms not defined herein have the same meaning as when used in the Proxy Statement/Prospectus to be issued to the stockholders of River Bank in connection with a special meeting whereby the stockholders are to consider and to vote on the transactions described herein and the Form S-4 Registration Statement (collectively with such Proxy Statement/Prospectus, the "Proxy Statement") being prepared in connection with the issuance of the securities of River Distribution Sub and River Asset Sub.

                  In formulating the opinion expressed herein, we have examined and relied upon the Proxy Statement and other documents and information furnished to us, and on the representations stated in your letter to us of even date. We have assumed that the Proxy Statement and the other documents are authentic, that

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River Bank America                          -2-          March 26, 1998



copies of documents correspond in their entirety to the originals, and that all documents are enforceable under local law in accordance with their terms. If any document is different from the form of document reviewed by us or if there is a change in any document subsequent hereto, our opinion may differ from that set forth herein. We have assumed that any information contained in the Proxy Statement (including, without limitation, any statement as to the intent or belief of River Bank as to any matter), in your representations letter, and in such other documents and other information furnished to us are true, correct, and complete and provide a true, correct, and complete description of all the facts relevant to the opinion expressed in this letter. We also have made certain other assumptions as described more fully below. We have made no independent investigation to determine the accuracy or completeness of any of the documents, the facts described in the foregoing documents, or any other information furnished to us. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the existence of all appropriate approvals and authorizations (corporate or otherwise), and the delivery to all parties of the foregoing documents.

                  Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Income Tax Regulations promulgated by the Treasury Department (the "Treasury Regulations"), and interpretations of the Code and Treasury Regulations by the courts and the Internal Revenue Service (the "Service"), all as they exist at the date of this letter. These statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the foregoing or a change in facts occurring after the date of this letter could affect our conclusions. We undertake no obligation to update this opinion or to apprise you of any subsequent developments that may be relevant to the matters discussed herein.

                  You have advised us that the Bank plans to change, through a series of steps and in a manner intended to constitute a "reorganization" within the meaning of section 368 of the Code, its legal form of organization from a New York banking corporation to a business corporation incorporated in the State of Delaware. The Reorganization is structured in a manner intended to qualify as such a reorganization in which none of the

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River Bank America                          -3-          March 26, 1998



Bank, RB Asset, or their stockholders will recognize taxable gain. You have advised us that, in connection with and as part of the Reorganization: (i) the existing business and all of the assets and liabilities of the Bank will be transferred to or assumed by River Asset Sub; (ii) all of the River Distribution Capital Stock will be distributed to stockholders of the Bank; and (iii) River Distribution Sub will merge with and into River Asset Sub (which shall have succeeded to the business, assets, and liabilities of the Bank, except that it will not be chartered as a banking corporation), with River Asset Sub as the surviving corporation, whereupon: (a) each share of River Asset Sub common stock (held entirely by the Bank) shall be cancelled; (b) the River Distribution Capital Stock will be converted into and will represent shares of identical capital stock of River Asset Sub; and (c) River Asset Sub will be renamed "RB Asset, Inc."

                  We have assumed that, upon entry of the order of dissolution of River Bank by the New York Supreme Court, a certified copy of the final order of dissolution will be filed promptly with the Banking Department, with the result that River Bank will cease to exist and that the River Bank Capital Stock will thereby be extinguished; and that this result will occur substantially contemporaneously with the Distribution.

                  In our opinion, the series of transactions described above should constitute a "reorganization" under section 368 of the Code. Accordingly, no gain or loss should be recognized to the holders of River Bank Capital Stock in connection therewith. This opinion does not, however, address taxation to holders of the River Bank Series A Preferred Stock of the dividend declared, but not paid, for the quarter ended June 30, 1996. The description in the Proxy Statement, under the heading "Tax Consequences of the Reorganization," of our opinion regarding the tax consequences of the series of transactions described above to holders of River Bank Capital Stock is fair and accurate.

                  Our opinion reflects our professional judgment as to the tax treatment of the matters discussed herein. On certain issues there is a paucity of authority and, in those areas, our conclusions constitute a reasoned interpretation of the applicable provisions of the Code and Treasury Regulations. In particular, we have considered the requirement under the Treasury Regulations that, in order for there to be a reorganization for purposes of the Code, there must be a "continuity of business

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River Bank America                          -4-          March 26, 1998



enterprise" (hereinafter the "COBE requirement"). The COBE requirement is met if the surviving corporation in a purported reorganization either (i) continues the historic business of the acquired corporation or (ii) uses a significant portion of the acquired corporation's historic business assets in a business. If the acquired corporation has more than one line of business, the COBE requirement is met if the surviving corporation continues a significant line of business of the acquired corporation. We are not aware of any case or published ruling of the Internal Revenue Service that directly addresses this issue in similar circumstances. In the absence of any such authority, it is our view based on the Treasury Regulations and on the assumptions and representations referred to above that the COBE requirement should be satisfied and that the series of transactions described above should constitute a reorganization under section 368 of the Code. In this regard, we are of the view that, assuming that RB Asset continues to hold and service (directly or through an independent contractor or agent) a material amount of loans acquired from the Bank, RB Asset will have continued a significant line of business, albeit on a smaller scale than that previously conducted by the Bank, and therefore that the COBE requirement will have been met. We are also of the view that the Bank's real estate business, although smaller (in terms of gross assets) than the Bank's historic banking business, is a significant line of business for this purpose. Therefore, assuming that the real estate business is continued, this continuation should satisfy the COBE requirement as well.

                  Our opinion, however, is not binding on the Service or the courts and it is possible that they may reach a different conclusion. The foregoing uncertainty as to the treatment of the change in the legal form of organization of the Bank through the series of transactions described above results from unique banking regulatory constraints, which, counsel to the Bank advised us, precluded the timely implementation of a transaction structure that could have been tax-free to the holders of River Bank Capital Stock without regard to whether all the requirements of a reorganization under section 368 of the Code were met. There can be no assurance that the Service or the courts will agree with the conclusions expressed herein. Subject to all of the foregoing, this opinion may be relied upon by you. We consent to the reference to our firm in the discussion set forth in the Proxy Statement under the caption "Federal Income Tax

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River Bank America                          -5-          March 26, 1998


Considerations" and to the inclusion of this letter as an exhibit to the Proxy Statement.

                              *          *          *

                  This letter is intended to address only the Federal income tax matters explicitly discussed herein and does not discuss or express any view with respect to any tax matter not expressly covered, any legal matter other than tax consequences, or any economic, operational, or financial matter of or affecting the Bank or any other entity.

                                            Very truly yours,


                                            /s/ Roberts & Holland LLP
                                            -------------------------

                                            ROBERTS & HOLLAND LLP


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